EXHIBIT 1.A.(10)(b)

The Prudential Insurance Company of America            No. XX XXX XXX


A Supplement to the Life Insurance Application for a variable contract in which John Doe is named as the proposed Insured.

--------------------------------------------------------------------------------

I BELIEVE THIS CONTRACT MEETS MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES. I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THE CONTRACT. I UNDERSTAND THAT THE CONTRACT'S VALUE AND DEATH BENEFIT MAY VARY DEPENDING ON THE CONTRACT'S
INVESTMENT EXPERIENCE............................................YES [X]  NO [ ]


Date                          Signature of Applicant

          Aug 3, 1987            /s/   JOHN DOE


--------------
ORD. 86218--83
--------------

                                     II--87